AGREEMENT AND DECLARATION OF TRUST
                                       OF
                           GLOBAL INVESTMENT PORTFOLIO


      WHEREAS, THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of May 7, 1998, among William J. Guilfoyle, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and each person who becomes a Holder in accordance with the terms hereinafter set forth.

      WHEREAS, the parties hereto desire to create a business trust pursuant to the Delaware Act for the investment and reinvestment of funds contributed thereto;

      NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the Office of the Secretary of State of Delaware and do hereby declare that all money and property contributed to the trust hereunder shall be held and managed in trust under this Agreement for the benefit of the Holders as herein set forth below.


                                    ARTICLE I
               NAME, DEFINITIONS, PURPOSE AND CERTIFICATE OF TRUST

      Section 1.1. NAME. The name of the business trust created hereby is "Global Investment Portfolio," and the Trustees may transact the Trust's affairs in that name. The Trust shall constitute a Delaware business trust in accordance with the Delaware Act.

      Section 1.2.   DEFINITIONS.   Whenever  used  herein,  unless  otherwise
required by the context or specifically provided:

      (a) "Affiliated Person," "Company," "Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. The term "Commission" shall have the meaning given it in the 1940 Act;

      (b) "Agreement" means this Agreement and Declaration of Trust, as it may be amended from time to time;

      (c) "Book Capital Account" means, for any Holder of an Interest in a particular Portfolio at any time, the Book Capital Account of the Holder with respect to that Portfolio, maintained in accordance with
            Article VIII, Section 8.1 hereof;

      (d) "Bylaws" means the Bylaws referred to in Article IV, Section 4.1(e) hereof, as from time to time amended;

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      (e)   "Code" means the Internal Revenue Code of 1986, as amended;

      (f) "Covered Person" means every person who is, or has been, a Trustee or an officer or employee of the Trust;

      (g) The "Delaware Act" refers to the Delaware Business Trust Act, 12 Del. C. Section 3801 et seq., as such Act may be amended from time to time;

      (h) "Fiscal Year" means, with respect to any Portfolio, the annual period that ends on December 31 of each year or such other annual period as may be determined from time to time by the Trustees;

      (i)   "Holder" means a record owner of an Interest in a Portfolio;

      (j) "Interest" means, with respect to each Portfolio, the beneficial interest of a Holder in that Portfolio, including all rights, powers, and privileges accorded to such Holders in this Agreement. The Interest of a Holder in any particular Portfolio may be expressed as a percentage, determined by calculating, at such times and on such bases as the Trustees shall from time to time determine, the ratio of the Holder's Book Capital Account balance to the total Book Capital Account balances of all Holders in that Portfolio. Reference herein to a specified percentage in, or fraction of, the Interests of the Holders in a Portfolio means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the Book Capital Account balances of all Holders in that Portfolio;

      (k) "Liabilities," when used with respect to the Trust or a Portfolio, means all debts, liabilities, obligations, expenses, costs, and charges incurred, contracted for, or otherwise existing with respect to the Trust or that Portfolio;

      (l) "Majority Interests Vote" means "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Trust or Portfolio, as applicable;

      (m)   "Net Asset Value" means,  with respect to any Portfolio,  the amount
            by  which  the  assets   belonging  to  that  Portfolio  exceed  its
            Liabilities, all as determined by or under the Trustees' direction;

      (n) "Net Profits" of a Portfolio for any given time period means the excess of its Net Asset Value at the close of business on the last day of such period, prior to any distributions being made with respect to such period, over its Net Asset Value as of the opening of business on the first day of such period, after any contributions made on such date; and "Net Losses" of a Portfolio for any given time period means the excess of its Net Asset Value as of the opening of business on the first day of such period, after any


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



            contributions made on such date, over its Net Asset Value at the close of business on the last day of such period, prior to any distributions being made with respect to such period;

      (o) The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time;

      (p) "Portfolio" means a series of Interests in the Trust established in accordance with the provisions of Article II, Section 2.3 hereof;

      (q) The "Trust" means Global Investment Portfolio, the Delaware business trust established hereby, and reference to the Trust, when applicable to one or more Portfolios, shall refer to each such Portfolio;

      (r) The "Trustees" means the Persons who have signed this Agreement as trustees so long as they shall continue to serve as trustees of the Trust in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed as Trustee in accordance with the provisions of Article III, Section 3.4 hereof or elected as Trustee in accordance with the provisions of Article III, Section
            3.6 hereof, and reference herein to a Trustee or to the Trustees shall refer to such Persons in their capacity as Trustees hereunder; and

      (s) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or any Portfolio, or the Trustees on behalf of the Trust or any Portfolio.

      Section 1.3. PURPOSE. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Portfolios investing primarily in securities and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Agreement.

      Section 1.4. CERTIFICATE OF TRUST. Immediately upon the execution of this Agreement, the Trustees shall file a Certificate of Trust with respect to the Trust in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.


                                   ARTICLE II
                               BENEFICIAL INTEREST

      Section 2.1. INTERESTS. The beneficial interest in the Trust shall be divided into an unlimited number of Interests. The Trustees may, from time to time, authorize the division of the Interests into one or more series, each of which constitutes a Portfolio, in accordance with Article II, Section 2.3 of this Agreement. All Interests issued hereunder shall be fully paid and nonassessable.

      Section 2.2. ISSUANCE OF INTERESTS. The Trustees in their discretion may, from time to time, without vote of the Holders, issue Interests, in addition to the then issued and outstanding Interests, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or


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securities,  at such time or times and on such  terms as the  Trustees  may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses.

      Section 2.3. ESTABLISHMENT OF PORTFOLIOS. The Trust shall consist of one or more separate and distinct Portfolios, each with an unlimited number of Interests unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional Portfolio shall be established by the adoption of a resolution by the Trustees and shall be effective upon the date stated therein (or, if no such date is stated, upon the date of such adoption). The Interests in each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees. The Trust shall maintain separate and distinct records for each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Interest in a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio. A Portfolio may have exclusive voting rights with respect to matters affecting only that Portfolio.

      Section 2.3.1. Subject to Article VI, Section 6.1 of this Agreement, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Holders of any Portfolio, to establish and designate and to change in any manner any Portfolio; to fix such preferences, voting powers, rights, and privileges of any Portfolio as the Trustees may from time to time determine (but the Trustees may not change the preferences, voting powers, rights, and privileges of Interests in a manner materially adverse to the Holders of such Interests without the prior approval of the affected Holders); and to take such other action with respect to the Interests as the Trustees may deem desirable. A Portfolio may issue any number of Interests but need not issue any Interests. At any time that there are no Interests outstanding of any particular Portfolio previously established and designated, the Trustees may abolish that Portfolio and the establishment and designation thereof.

      Section 2.3.2. Unless the establishing resolution or any other resolution adopted pursuant to this Section 2.3 otherwise provides, Interests in each Portfolio established hereunder shall have the following relative rights and preferences:

      (a) Holders shall have no preemptive or other right to subscribe to any additional Interests or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio.

      (b) All consideration received by the Trust for the issue or sale of Interests in a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other


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



            Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios for all purposes and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto, shall be assets belonging to that Portfolio.

      (c) A particular Portfolio shall be charged with the Liabilities of that Portfolio, and all Liabilities attributable to any particular Portfolio shall be borne by such Portfolio. Any general Liabilities of the Trust that are not readily identifiable as chargeable to any particular Portfolio shall be allocated and charged by the Trustees between or among any one or more of the Portfolios in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Holders in all Portfolios for all purposes. Without limitation of the foregoing provisions of this Subsection 2.3.2, the Liabilities incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or the assets belonging to any other Portfolio. Notice of this contractual limitation of inter-Portfolio liabilities shall be set forth in the Certificate of Trust described in Article I, Section 1.4 of this Agreement (whether originally or by amendment), and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

      All references to Interests in this Agreement shall be deemed to be Interests in any or all Portfolios as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, except as the context otherwise requires.

      Section 2.4. INVESTMENT IN THE TRUST; LIMITATION ON NUMBER OF HOLDERS. Investments may be accepted by the Trust from such Persons, at such times, on such terms, and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as the Trustees from time to time may authorize. At the Trustees' sole discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Portfolio is authorized to invest, valued as provided in applicable law. Each such investment shall be credited to the individual Holder's account in the form of full and fractional Interests in the Trust, in such Portfolio as the purchaser shall select. The Trustees shall have the right to refuse to accept investments in any Portfolio at any time without any cause or reason therefor whatsoever. Notwithstanding anything herein to the contrary, (a) Interests shall only be issued in a transaction or transactions not requiring registration under the Securities Act of 1933 and (b) no Portfolio shall at any time have more than 100 Holders. In determining the number of Holders of any Portfolio, a person owning an Interest through a partnership, grantor trust, or S corporation (a "flow-through entity") shall be counted as a Holder if substantially all the


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value of that person's  interest in the  flow-through  entity is attributable to that  Portfolio  and a  principal  purpose for using a tiered  structure  was to
satisfy  the  100-Holder  condition.   The  Trustees  shall  impose  such  other
limitations on investments in the Portfolios as are necessary to avoid having any Portfolio treated as a "publicly traded partnership" within the meaning of
Section 7704 of the Code.

      Section 2.5. PERSONAL LIABILITY OF HOLDERS. As provided by applicable law, no Holder of the Trust shall be personally liable for the Liabilities incurred by, contracted for, or otherwise existing with respect to, the Trust or any Portfolio. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Holder or, except as provided herein or by applicable law, to call upon any Holder for the payment of any sum of money or assessment whatsoever other than such as the Holder may at any time personally agree to pay by way of subscription for an Interest or otherwise. The Holders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation of personal liability as is extended under the Delaware General Corporation Law to stockholders of private corporations for profit. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to any Portfolio thereof shall include a recitation limiting the obligation represented thereby to the Trust and its assets or to one or more Portfolios thereof and the assets belonging thereto (but the omission of such a recitation shall not operate to bind any Holder or Trustee of the Trust).

      Section 2.6. ASSENT TO AGREEMENT. Every Holder, by virtue of having purchased an Interest, shall be held to have expressly assented to, and agreed to be bound by, the terms hereof. The death of a Holder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to rights of said decedent under this Trust.


                                   ARTICLE III
                                  THE TRUSTEES

      Section 3.1. MANAGEMENT OF THE TRUST. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Agreement. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any and all foreign jurisdictions and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Trustees.



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      The  enumeration  of any  specific  power in this  Agreement  shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court or other authority.

      Section 3.2. INITIAL TRUSTEES. The initial Trustees shall be the persons named herein.

      Section 3.3. TERMS OF OFFICE OF TRUSTEES. The Trustees shall hold office during the lifetime of this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trusteeship or may retire by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Holders of the Trust by a vote of the Holders owning at least two-thirds of the Interests.

      Section 3.4. VACANCIES AND APPOINTMENT OF TRUSTEES. A vacancy shall occur in case of the declination to serve, death, resignation, retirement or removal of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certification of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees may fill such vacancy by appointment of such other person as they in their discretion shall see fit, or may leave such vacancy unfilled or may reduce the number of Trustees to not less than two (2) Trustees. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

      An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or removal of a Trustee or an increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at the time or after the expected vacancy occurs. As soon as any Trustee appointed pursuant to this Section 3.4 shall have accepted this appointment in writing and agreed in writing to be bound by the terms of the Agreement, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

      Section 3.5. TEMPORARY ABSENCE OF TRUSTEE. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.



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      Section 3.6. NUMBER OF TRUSTEES. The number of Trustees shall initially be five (5), and thereafter shall be such number as shall be fixed from time to time by a majority of the Trustees; provided, however, that the number of Trustees shall in no event be less than two (2) nor more than twelve (12). The Holders shall elect the Trustees (other than the initial Trustees) on such dates as the Trustees may fix from time to time.

      Section 3.7. EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE. The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Agreement.

      Section 3.8. OWNERSHIP OF ASSETS OF THE TRUST. The assets of the Trust and of each Portfolio thereof shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any Person as nominee. No Holder shall be deemed to have a severable ownership in any individual asset of the Trust or belonging to any Portfolio or any right of partition or possession thereof, but each Holder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or the assets belonging to the Portfolio in which the Holder holds an Interest. The Interests shall be personal property giving only the rights specifically set forth in this Agreement or the Delaware Act.


                                   ARTICLE IV
                             POWERS OF THE TRUSTEES

      Section 4.1. POWERS. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Holders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. Without limiting the foregoing and subject to any applicable limitation in this Agreement or the Bylaws of the Trust, the Trustees shall have power and authority:

      (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on, and lease any or all of the assets of the Trust;

      (b) To operate as, and to carry on the business of, an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

      (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse,


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            guarantee,   or  undertake  the  performance  of  an  obligation  or
            engagement of any other Person and to lend Trust Property;

      (d) To provide for the distribution of Interests either through a placement agent or by the Trust itself, or both;

      (e) To adopt Bylaws not inconsistent with this Agreement providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve such right to the Holders; such Bylaws shall be deemed incorporated and included in this Agreement;

      (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

      (g) To employ one or more banks, trust companies or companies that are members of a national securities exchange, or such other domestic or foreign entities as custodians of any assets of the Trust subject to any conditions set forth in this Agreement or in the Bylaws;

      (h)   To set record dates in the manner provided herein or in the Bylaws;

      (i) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, placement agent, or other agent or independent contractor;

      (j) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article VI, Section 6.1 hereof;

      (k) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies and powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper;

      (l) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

      (m) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or of a Portfolio or of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;



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



      (n) To establish separate and distinct Portfolios with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof;

      (o) Subject to the provisions of Section 3804 of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Portfolio or to apportion the same between or among two or more Portfolios, provided that any liabilities or expenses incurred by a particular Portfolio shall be payable solely out of the assets belonging to that Portfolio as provided for in Article II hereof;

      (p) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

      (q) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

      (r) To make distributions of income and of capital gains and capital to Holders in the manner hereinafter provided;

      (s) To establish, from time to time, a minimum investment for Holders in the Trust or in one or more Portfolios, and to require the redemption of the Interests of any Holder whose investment is less than such minimum upon giving notice to such Holder;

      (t) Subject to the requirements of the 1940 Act, to establish one or more committees, to delegate any of the powers of the Trustees to said committees, and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Agreement or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

      (u) To interpret the investment policies, practices or limitations of any Portfolios;

      (v) To establish a registered office and have a registered agent in the State of Delaware; and

      (w) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects, or powers.

      The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Portfolio, and not an action in an individual capacity.

      The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

      No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

      Section 4.2. ISSUANCE AND REPURCHASE OF INTERESTS. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Interests and, subject to the provisions set forth in Articles II and VII, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Interests any funds or property of the Trust, or any assets belonging to the particular Portfolio with respect to which such Interests are issued.

      Section 4.3. ACTION BY THE TRUSTEES. The Trustees shall act by majority vote of those present at a meeting duly called (including a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by unanimous written consent of the Trustees (or by written consent of a majority of the Trustees if the President of the Trust determines that such exceptional circumstances exist, and are of such urgency, as to make unanimous written consent impossible or impractical, which determination shall be conclusive and binding on all Trustees and not otherwise subject to challenge) without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the President of the Trust or by any two Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given to each Trustee by telephone, facsimile, electronic-mail, or other electronic mechanism sent to his or her home or business address at least twenty-four hours in advance of the meeting or in person at another meeting of the Trustees or by written notice mailed to his or her home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by any means by which notice may be given to a Trustee.

      Section 4.4. PRINCIPAL TRANSACTIONS. The Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser for the Trust or with any Affiliated Person of such Person; and the Trust may employ any such Person, or firm or Company in which such Person is an Affiliated Person, as broker, legal counsel, registrar, investment adviser, administrator, custodian, or in any capacity upon customary terms, subject in all cases to applicable laws, rules, and regulations and orders of regulatory authorities.

      Section 4.5. PAYMENT OF EXPENSES BY THE TRUST. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust or any Portfolio, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios, as they deem fair, all fees, taxes, and Liabilities incurred or arising in connection with the Trust or Portfolio, or in connection with the management thereof, including, but not limited, to the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser and manager, administrator, auditors, counsel, custodian, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

      Section 4.6. TRUSTEE COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust. They may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, administrative, legal, accounting, investment banking, underwriting, brokerage, or investment dealer or other services and the payment for the same by the Trust.


                                    ARTICLE V
                INVESTMENT ADVISER AND OTHER SERVICE PROVIDERS

      Section 5.1. INVESTMENT ADVISER. Subject to the approval of Shareholders as required by Article VI, Section 6.1, the Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Portfolio whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical, and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.

      The Trustees may authorize the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon among the Trustees, the investment adviser, and the sub-adviser. Any references in this Agreement to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

      Section 5.2.  OTHER  SERVICE  CONTRACTS.  The Trustees may  authorize  the
engagement  of  an  principal   underwriter,   transfer  agent,   administrator,
custodian, and similar service providers.

      Section 5.3. PARTIES TO CONTRACT. Any contract of the character described in Sections 5.1 and 5.2 of this Article V may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract.

      Section 5.4. MISCELLANEOUS. The fact that (i) any of the Holders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor, or agent of or for any Company or of or for any parent or affiliate of any Company, with which an advisory or administration contract, placement agent, custodian, or other agency contract may have been or may hereafter be made, or that any such Company, or any parent or affiliate thereof, is a Holder or has an interest in the Trust, or that (ii) any Company with which an advisory or administration contract or placement agent, custodian, or other agency contract may have been or may hereafter be made also has an advisory or administration contract, or placement agent, custodian, or other agency contract with one or more other companies, or has other business or interests shall not affect the validity of any such contract or disqualify any Holder, Trustee, or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Holders.


                                   ARTICLE VI
                       HOLDERS' VOTING POWERS AND MEETING

      Section 6.1. VOTING POWERS. The Holders shall have power to vote only with respect to (1) the election of Trustees as provided in Article III, Section 3.6,
(2) the removal of a Trustee as provided in Article III, Section 3.3(d), (3) any investment advisory contract to the extent required by the 1940 Act, (4) termination of the Trust or a Portfolio as provided in Article X, Section 10.3,
(5) amendment of this Agreement only as provided in Article X, Section 10.7, (6) the sale of all or substantially all the assets of the Trust or of the assets belonging to any Portfolio, unless the primary purpose of such sale is to change the Trust's domicile or form of organization or form of business trust; (7) the merger or consolidation of the Trust or any Portfolio with and into another Company or portfolio, unless (A) the primary purpose of such merger or consolidation is to change the Trust's domicile or form of organization or form of business trust, or (B) after giving effect to such merger or consolidation, based on the Interests outstanding as of a date selected by the Trustees, the Holders of the Trust or such portfolio will have a majority of the outstanding interests of the surviving Company or Portfolio, as the case may be; and (8) such additional matters relating to the Trust as may be required by law or as the Trustees may consider desirable.

      Until Interests are issued, the Trustees may exercise all rights of Holders and may make any action required or permitted by law, this Agreement or any of the Bylaws of the Trust to be taken by Holders.

      On any matter submitted to a vote of the Holders, all Interests shall be voted together, except when required by applicable law or when the Trustees have determined that the matter affects the interests of one or more Portfolios, then only the Holders of all such Portfolios shall be entitled to vote thereon. The vote necessary to approve any such matter shall be set forth in this Agreement or in the Bylaws.


                                   ARTICLE VII
              INCREASES, DECREASES, AND REDEMPTIONS OF INTERESTS

      Section 1. INCREASES. Subject to the provisions hereof and such restrictions as the Trustees, in their sole discretion, may from time to time adopt, each Holder may increase its investment in any Portfolio at any time without limitation. An increase in a Holder's investment in any Portfolio shall be reflected as an increase in the Holder's Book Capital Account balance with respect to that Portfolio and shall be included in its Interest therein.

      Section 2. DECREASES AND REDEMPTIONS. Each Holder may decrease its investment in any Portfolio or redeem its entire Interest in any Portfolio (I.E., completely withdraw therefrom) at any time, on such terms and conditions as the Trustees, in their sole discretion, may from time to time determine, subject to any applicable provisions of the 1940 Act. A decrease in or redemption of a Holder's investment in any Portfolio shall be reflected as a decrease in the Holder's Book Capital Account balance with respect to that Portfolio and shall be deducted from its Interest therein. Subject to the foregoing, the Trust shall, on appropriate and adequate notice from a Holder, decrease or redeem the Holder's Interest for an amount (which shall be treated as a distribution for purposes of Article VIII, Section 8.1) determined by applying a formula adopted for such purpose by resolution of the Trustees; provided that (a) such amount shall not exceed the smaller of (i) the decrease in the Holder's Book Capital Account balance effected by such decrease or redemption and (ii) the positive balance in the Holder's Book Capital Account (determined after taking into account such adjustments as are required by Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) but before reduction thereof to reflect the distribution of such amount) and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, (i) charge fees for effecting any such decrease or redemption, at such rates as the Trustees in their sole discretion may establish, and (ii) suspend such right of decrease or redemption. The procedures for effecting decreases or redemptions shall be as determined by the Trustees from time to time.


                                  ARTICLE VIII

                   BOOK CAPITAL ACCOUNTS; NET ASSET VALUE;
                          ALLOCATIONS AND DISTRIBUTIONS

      Section 8.1. BOOK CAPITAL ACCOUNTS. (a) A Book Capital Account shall be maintained for each Holder of each Portfolio. With respect to each Portfolio, each Holder's Book Capital Account (i) shall be credited with the amount(s) of consideration paid by the Holder to purchase or increase its Interest in that Portfolio and with the Holder's share of that Portfolio's Net Profits, (ii) shall be charged with the Holder's share of that Portfolio's Net Losses, distributions to the Holder, and withholding taxes (if any), and (iii) shall otherwise appropriately reflect transactions of that Portfolio and its Holders. No interest shall be paid on any amount of consideration paid to the Trust to purchase or increase Interests.

      (b) The Book Capital Account balances of Holders of each Portfolio shall be determined periodically at such time or times as the Trustees may determine. The power and duty to make calculations necessary to determine such balances may be delegated by the Trustees to an investment adviser, custodian, or such other person as the Trustees may determine.

      (c) Notwithstanding anything herein to the contrary, the Book Capital Accounts and any related accounts (including without limitation tax capital accounts and revaluation accounts) of the Holders and of any Portfolio shall at all times during the full term of that Portfolio be determined and maintained in accordance with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv). The Trustees are authorized to prescribe, in their sole discretion, such policies for the establishment and maintenance of such accounts ("Policies") as they, in consultation with the Trust's professional advisers, consider to be in accordance with such requirements.

      Section 8.2. NET ASSET VALUE. In making a determination of Net Asset Value, the Trustees, without Holder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations, and interpretations thereof promulgated or issued by the Commission or any applicable order of the Commission. The Trustees may delegate any of their powers and duties under this Section with respect to the valuation of assets and liabilities.

      Section 8.3. ALLOCATION OF NET PROFITS AND NET LOSSES. (a) As of the close of business each day, the Net Profits and Net Losses of each Portfolio shall be determined and allocated to and among the Holders of that Portfolio in proportion to their respective Interests in that Portfolio, determined as of the opening of business on that day.

      (b) Except as otherwise provided in this Section, for each taxable year of a Portfolio, all items of income, gain, loss, deduction, and credit that are recognized by that Portfolio for tax purposes shall be allocated pursuant to Treasury Regulation Section 1.704-1(b) in a manner that equitably reflects amounts credited or debited to the Book Capital Account of each Holder of that Portfolio for such year. Allocations of such items also shall be made, where appropriate, in accordance with Section 704(c) of the Code and the regulations thereunder, as may be provided in any Policies adopted by the Trustees pursuant to Article VIII, Section 8.1(c).

      (c) Expenses of a Portfolio, if any, that are borne by any Holder of that Portfolio in its individual capacity shall be specially allocated to the Holder.

      (d) Notwithstanding  anything to the contrary in the preceding  paragraphs
(b) or (c), if any Holder of a Portfolio unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(II)(D)(4), (5), OR (6), items of income (including gross income) and gain of that Portfolio shall be specially allocated to the Holder in an amount and manner sufficient to eliminate the deficit balance in the Holder's Book Capital Account (as determined in accordance with Treasury Regulation

Section 1.704-1(b)(2)(ii)(D)) created by such adjustments, allocations, or distributions as quickly as possible. Any special allocations of income and gain of a Portfolio pursuant to this paragraph shall be taken into account in computing subsequent allocations of income and gain of that Portfolio pursuant to this Article, so that the net amount of any items of that Portfolio so allocated and the income, gain, loss, deductions, and other items of that Portfolio allocated to each Holder pursuant to this Article shall, to the extent possible, equal the net amount that would have been allocated to each such Holder pursuant to this Article if such special allocations had not been made.

      Section 8.4. DISTRIBUTIONS. The Trustees may from time to time determine to pay distributions to Holders of a Portfolio. The amount of such distributions and the payment of them and whether they are paid in cash or in any other assets belonging to a Portfolio shall be determined wholly in the Trustees' sole discretion.

      Section 8.5. POWER TO MODIFY ARTICLE. Notwithstanding any foregoing provision of this Article, the Trustees may prescribe, in their sole discretion, such other bases and times for determining, for financial reporting and/or tax accounting purposes, (a) the Net Profits, Net Losses, taxable income, tax loss, and/or net assets of any Portfolio (or, where appropriate in the Trustees' sole judgment, of the Trust as a whole) and/or (b) the allocation of the Net Profits or Net Losses and taxable income or tax loss so determined among, or the payment of distributions to, the Holders of any Portfolio as they deem necessary or desirable to enable the Trust or any Portfolio to comply with any provision of the 1940 Act, the Code, any rule or regulation thereunder, or any order of exemption issued by the Commission or any ruling issued by the Internal Revenue Service, all as in effect now or as hereafter amended or modified.



                                   ARTICLE IX
                 LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 9.1. LIMITATION OF LIABILITY. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission, or obligation of the Trust or any Trustee; provided, however, that nothing contained herein or in the Delaware Act shall protect any Trustee against any liability to the Trust or to Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

      Section 9.2. INDEMNIFICATION OF COVERED PERSONS. Every Covered Person shall be indemnified by the Trust to the fullest extent permitted by the Delaware Act and other applicable law.

      Section 9.3. INDEMNIFICATION OF HOLDERS. In case any Holder or former Holder of the Trust shall be held to be personally liable solely by reason of his being or having been a Holder of the Trust or any Portfolio and not because of his acts or omissions or for some other reason, the Holder or former Holder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or general successor) shall be entitled, out of the assets belonging to the applicable Portfolio, to be held harmless from and indemnified against all loss and expense arising from such liability in accordance with the Bylaws and applicable law. The Trust, on behalf of the affected Portfolio, shall, upon request by the Holder, assume the defense of any claim made against the Holder for any act or obligation of that Portfolio.


                                    ARTICLE X
                                  MISCELLANEOUS

      Section 10.1. TRUST NOT A PARTNERSHIP, EXCEPT FOR INCOME TAX PURPOSES; TAX MATTERS PARTNER. (a) This Agreement creates a trust and not a partnership, and no Trustee shall have any power to bind personally either the Trust's officers or any Holder. Notwithstanding the foregoing, it is intended that the Trust, or each Portfolio if there is more than one Portfolio, be classified as a partnership for income tax purposes, and the Trustees shall do all things that they, in their sole discretion, determine are necessary to achieve that objective, including (if they so determine) electing such classification on Internal Revenue Form 8832. Any Trustee is hereby authorized to sign such form on behalf of the Trust or any Portfolio, and the Trustees may delegate such authority to any executive officer(s) of any Portfolio's investment adviser. The Trustees, in their sole discretion and without the vote or consent of the Holders, may amend this Agreement to ensure that this objective is achieved.

      (b) The Trustees annually shall designate for each Portfolio a "Tax Matters Partner" under Section 6231(a)(7) of the Code. A Portfolio's Tax Matters Partner shall have all the powers and responsibilities of such position as provided in the Code, provided it (1) shall promptly furnish the Internal Revenue Service with information sufficient to cause each Holder in that Portfolio to be treated as a "notice partner" as defined in Section 6231(a)(8) of the Code, (2) shall not file any action or suit or extend any statute of limitations relating to Portfolio tax matters without first notifying each such Holder and obtaining the consent of Holders owning more than 50% of all Interests in that Portfolio, and (3) shall not settle any action or suit relating to Portfolio tax matters without first notifying all Holders in that Portfolio and obtaining the consent of Holders owning at least 75% of all Interests therein. Reasonable expenses incurred by the Tax Matters Partner, in its capacity as such, will be treated as Portfolio expenses. Any Holder in a Portfolio shall have the right to participate in any administrative proceedings relating to the determination of partnership tax items at that Portfolio's level.

      Section 10.2. TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX hereof and to Section 10.1 of this Article X, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Agreement, and subject to the provisions of Article IX hereof and Section
10.1 of this Article X, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

      Section 10.3. TERMINATION OF TRUST OR PORTFOLIO. (a) The Trust or any Portfolio may be terminated by (1) a Majority Interests Vote of the Trust or the affected Portfolio, respectively, or (2) if there are fewer than 100 Holders of record of the Trust or of such terminating Portfolio, the Trustees pursuant to written notice to the Holders of the Trust or the affected Portfolio .

      (b)   On  termination  of  the  Trust  or  any  Portfolio   pursuant  to
paragraph (a),

            (1) the Trust or that Portfolio thereafter shall carry on no business except for the purpose of winding up its affairs,

            (2) the Trustees shall proceed to wind up the affairs of the Trust or that Portfolio, and all powers of the Trustees under this Agreement with respect thereto shall continue until such affairs have been wound up, including the powers to fulfill or discharge the contracts of the Trust or that Portfolio, collect its assets, sell, convey, assign, exchange, or otherwise dispose of all or any part of its remaining assets to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business, and

            (3) after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees shall distribute the remaining assets ratably among the Holders of the Trust or that Portfolio.

      (c) On completion of distribution of the remaining assets pursuant to paragraph (b), the Trust or the affected Portfolio shall terminate and the Trustees and the Trust shall be discharged from all further liabilities and duties hereunder with respect thereto and the rights and interests of all parties therein shall be canceled and discharged. On termination of the Trust, following completion of winding up of its business, the Trustees shall cause a Certificate of Cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which Certificate may be signed by any one Trustee.

      Section 10.4. SALE OF ASSETS; MERGER AND CONSOLIDATION. Subject to Article VI, Section 6.1, the Trustees may cause (i) the Trust or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or Company, (ii) the Interests in the Trust or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 10.4 of Article X, or (iii) the Interests to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      Section 10.5. FILING OF COPIES, REFERENCES, HEADINGS. The original or a copy of this Agreement, or any amendment hereto or supplemental to this Agreement shall be kept at the office of the Trust where it may be inspected by any Holder. In this Agreement or in any such amendment or supplemental Agreement, references to this Agreement, and all expressions like "herein," "hereof," and "hereunder," shall be deemed to refer to this Agreement as amended or affected by any such supplemental Agreement. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Agreement, rather than the headings, shall control. This Agreement may be executed in any number of counterparts each of which shall be deemed an original.

      Section 10.6. GOVERNING LAW. The Trust and this Agreement, and the rights, obligations and remedies of the Trustees and Holders hereunder, are to be governed by and construed and administered according to the Delaware Act and the other laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees, the Holders or this Trust Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Agreement.

      The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions, provided, however, that the exercise of any such power, privilege, or action shall not otherwise violate applicable law.

      Section 10.7. AMENDMENTS. Except as specifically provided herein, the Trustees may, without any Holder vote, amend this Agreement by making an amendment, an Agreement supplemental hereto, or an amended and restated Agreement. Any amendment submitted to Holders that the Trustees determine would affect the Holders of less than all Portfolios shall be authorized by vote of only the Holders of the affected Portfolio(s), and no vote shall be required of Holders of any Portfolio that is not affected. Notwithstanding anything else herein to the contrary, any amendment to Article IX that would have the effect of reducing the indemnification provided thereby to Covered Persons or to Holders or former Holders, and any repeal or amendment of this sentence shall each require the affirmative vote of Holders owning at least two-thirds of the

Interests entitled to vote thereon. A certification signed by a majority of the Trustees setting forth an amendment to this Agreement and reciting that it was duly adopted by the Holders or by the Trustees as aforesaid, or a copy of this Agreement, as amended, executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

      Section 10.8. PROVISIONS IN CONFLICT WITH LAW. The provisions of this Agreement are severable, and the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with applicable law the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Agreement shall be held invalid or enforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

      Section 10.9. HOLDERS' RIGHT TO INSPECT HOLDER LIST. One or more Persons who together and for at least six months have been Holders of at least five percent (5%) of the outstanding Interests of any Portfolio may present to any officer or resident agent of the Trust a written request for a list of its Holders. Within twenty (20) days after such request is made, the Trust shall prepare and have available on file at its principal office a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each Holder and the number of Interests of that Portfolio that the Holder holds. The rights provided for herein shall not extend to any Person who is a beneficial owner but not also a record owner of Interests in the Trust.

      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 7th day of May, 1998.

                                    /s/ William J. Guilfoyle
                                    ------------------------
                                    William J. Guilfoyle, as Trustee

                                    /s/ C. Derek Anderson
                                    ------------------------
                                    C. Derek Anderson, as Trustee

                                    /s/ Frank S. Bayley
                                    ------------------------
                                    Frank S. Bayley, as Trustee

                                    /s/ Ruth H. Quigley
                                    ------------------------
                                    Ruth H. Quigley, as Trustee

                                    /s/ Arthur C. Patterson
                                    ------------------------
                                    Arthur C. Patterson, as Trustee

                                        SCHEDULE A

      Global   Investment   Portfolio   shall  be  divided  into  the  following
Portfolios:

              Global Consumer Products and Services Portfolio
              Global Financial Services Portfolio
              Global Infrastructure Portfolio
              Global Resources Portfolio


Date:  May 7, 1998